UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2026

FLASH SPORTS & MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8913 Regents Park Drive, Suite 550

Tampa, Florida 33647

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (720) 390-3880

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FLZH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2026, Flash Sports & Media Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with FirstFire Global Opportunities Fund, LLC (“FirstFire”), pursuant to which the Company agreed to issue and sell to FirstFire a convertible promissory note (the “Note”) in the principal amount of $880,000 for a purchase price of $800,000. The Company also agreed to issue FirstFire 10,000 shares of common stock as commitment shares. The Securities Purchase Agreement provides that $7,500 of the purchase price will be withheld for FirstFire’s legal fees.

The Securities Purchase Agreement contains customary representations, warranties, covenants and closing conditions. The Company agreed to use the proceeds for business development and general working capital, subject to certain restrictions, and agreed to seek stockholder approval under Nasdaq Rule 5635(d) for the issuance of shares of common stock in excess of the applicable exchange cap. The Securities Purchase Agreement provides that, prior to obtaining such stockholder approval, FirstFire may not be issued more than 10,686,477 shares of common stock under the transaction documents. The Securities Purchase Agreement also includes a most-favored-nation provision, subject to specified exceptions, and certain covenants relating to public information, transfer agent matters and resale opinions.

The foregoing description of the Securities Purchase Agreement and the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and form of Note, which are filed as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference. The Note issued pursuant to the Securities Purchase Agreement has an original principal amount of $880,000 and was issued for a purchase price of $800,000. The Note is convertible into shares of the Company’s common stock, subject to the terms and limitations set forth therein, including the exchange cap described above unless and until stockholder approval is obtained.

The Note bears interest at 10% per annum, with the first twelve months of interest, equal to $88,000, guaranteed and earned in full as of the issue date. The Note matures twelve months from the issue date and is unsecured. The Note is convertible at the holder’s option at an initial conversion price of $5.00 per share, subject to adjustment as provided therein, including upon an event of default or failure to make an amortization payment when due, and subject to a 4.99% beneficial ownership limitation and the exchange cap described above unless and until stockholder approval is obtained.

Beginning 180 days after the closing date, the Company is required to make monthly amortization payments under the Note, with the remaining balance due at maturity. Prior to an event of default, the Company may prepay the Note on five trading days’ prior notice, subject to the holder’s right to convert during the notice period and to the applicable prepayment premium. Upon an event of default, the Note becomes immediately due and payable at a default amount equal to 150% of the then-outstanding principal amount plus accrued interest and default interest, and the holder may exercise its other rights and remedies under the Note.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Items 1.01 and 2.03 is incorporated herein by reference. The securities were offered and sold in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933 and/or Rule 506(b) of Regulation D. FirstFire represented that it is an accredited investor and acquired the securities for investment purposes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated June 17, 2026, by and between Flash Sports & Media Holdings, Inc. and FirstFire Global Opportunities Fund, LLC
10.2	Form of Promissory Note
104*	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2026	FLASH SPORTS & MEDIA HOLDINGS, INC.

	By:	/s/ Bradley Nattrass
		Name:	Bradley Nattrass
		Title:	Chairman and Chief Executive Officer

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